Exhibit 99.1

Diginex Appoints New Chairman, Chi-Won Yoon

Mr. Yoon will lead the Diginex board as it embarks on the next phase of its evolution, including its proposed listing on Nasdaq and growth of EQUOS into a leading spot and derivatives crypto exchange.

Hong Kong, August 6, 2020: Diginex, a digital asset financial services company, announced today that Chi-Won Yoon has been appointed to Chairman. Mr. Yoon currently serves on the board of Hyundai Motor Company and previously served on the executive board of UBS AG. He brings three decades of financial services and listed company experience to Diginex, as it prepares for a listing on Nasdaq, expected in September 2020.

Mr. Yoon succeeds Miles Pelham, Founder of Diginex, who will continue to act as an advisor to the company and remains a material shareholder. Mr. Yoon, who previously acted in the capacity of Asia Chairman of Diginex, will lead the company into the next stage of its evolution which will see a planned business combination with 8i Enterprises Acquisition Corp, the Nasdaq-listed special purpose acquisition vehicle (JFK US).

During his twenty-two year tenure at UBS, Mr. Yoon served as President and CEO of UBS AG, Asia Pacific, and was a member of the UBS Group Executive Board from 2009 to 2015. He oversaw the entire bank in 13 countries around the region and was responsible for UBS’s three main divisions: Investment Banking, Wealth Management and Global Asset Management. Mr. Yoon also held various positions including Hong Kong Country Head, Head of Equities, and Head of Securities Asia Pacific, and established UBS’s equity derivatives business in Asia.

Commenting on the appointment, Mr. Pelham said: “Diginex is building a digital asset financial services company that is focused on delivering a comprehensive crypto asset offering, including bringing capital markets expertise, innovative spot and derivatives products and custody solutions to what is a nascent and under-served market. Chi-Won’s wide and deep financial services experience, including building one of the most successful equity derivatives businesses in Asia, means that he has a unique understanding of what is required to build a leading spot and derivatives platform that investors can trust.

“Chi-Won is ideally equipped to lead the Board through the next phase of Diginex’s development. His expertise will support our strategy going forward as we list on Nasdaq, enhance our customer offerings, and continue to build on our leading position in the digital assets market.”

“I am delighted to be stepping into the role of Chairman at such a pivotal time for the company. I look forward to working with the board and the executive leadership team to drive the next phase of growth, which will include substantially growing what is currently a nascent derivative market in the digital asset space,” added Mr. Yoon.

Mr. Yoon, who also held positions at both at Lehman Brothers in New York and Hong Kong and, before that, at Merrill Lynch in New York, has a bachelor’s degree in electrical engineering from M.I.T. and a master’s degree in finance from M.I.T.’s Sloan School of Management

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Press Contacts:

Heather Dale

Diginex

E: heather.dale@diginex.com

Tel: +852 9274 3312

About Diginex

Diginex is a digital asset financial services and advisory company focused on delivering innovative products, architecture, and infrastructure to foster the mainstream adoption of the digital asset class. The group encompasses cryptocurrency exchange and over-the-counter (OTC) trading operations EQUOS.io, a front-to-back integrated trading platform Diginex Access, market-leading hot and cold custodian Digivault, and funds business Bletchley Park Asset Management. For more information visit: https://www.diginex.com/

Follow Diginex on social media on Twitter @DiginexGlobal, on Facebook @DiginexGlobal, and on LinkedIn. Follow EQUOS.io on social media on Twitter @EQUOS_io and on LinkedIn.

About 8i Enterprises Acquisition Corp.

8i Enterprises Acquisition Corp. is a British Virgin Islands company incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although the Company intends to focus on targets located in Asia.

Disclaimer

Disclaimer:

8i Enterprises Acquisition Corp, a British Virgin Islands business company (“JFK”), Diginex Limited, a Singapore public company limited by shares (“Singapore NewCo”), DIGITAL INNOVATIVE LIMITED, a British Virgin Islands business company (“BVI NewCo”), and Diginex Limited, a Hong Kong company (“Diginex”), and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of JFK ordinary shares in respect of the proposed transaction among such persons (the “Business Combination”). Information about JFK’s directors and executive officers and their ownership of JFK’s ordinary shares is set forth in Singapore Newco’s Registration Statement on Form F-4 jointly filed bv Singapore NewCo and JFK pertaining to the Business Combination (the “Form F-4”), filed with the Securities and Exchange Commission (the “SEC”), as modified or supplemented by any Form 4 filed with the SEC since the date of such filing. . These documents can be obtained free of charge from the sources indicated below.

In connection with the Business Combination, Singapore NewCo has filed, and the SEC has declared effective, the Form F-4, which includes and serves as a proxy statement/prospectus for JFK’s shareholders. JFK mailed the definitive proxy statement/prospectus and a proxy card to each shareholder entitled to vote at the meeting relating to the approval of the Business Combination and other proposals set forth in the proxy statement. INVESTORS AND SECURITY HOLDERS OF JFK ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE BUSINESS COMBINATION THAT JFK WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT JFK, SINGAPORE NEWCO, BVI NEWCO, DIGINEX AND THE BUSINESS COMBINATION. The definitive proxy statement/prospectus and other relevant materials in connection with the Business Combination (when they become available), and any other documents filed by JFK with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to 8i Enterprises Acquisition Corp, 6 Eu Tong Sen Street, #08-13 The Central, Singapore.